Exhibit 99

Press Release

Entrust Announces 1st Quarter 2006 Financial Results

DALLAS – April 25, 2006 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced financial results for its fiscal quarter ended March 31, 2006.

Revenue for the first quarter was $21.1 million, a decrease of 15% from $24.9 million in Q1, 2005, and a decrease of 15% from $24.8 million in Q4, 2005. Product revenue for the first quarter was $6.6 million, a decrease of 18% from $8.1 million in Q1, 2005, and a decrease of 27% from $9.1 million in Q4, 2005.

Entrust recorded a Q1, 2006 net loss, calculated in accordance with GAAP, of $9.2 million, or $0.15 per share, compared to a Q1, 2005 net income of $1.0 million, or $0.02 per share, and Q4, 2005 net income of $3.4 million, or $0.05 per share. Entrust generated $3.2 million in cash flow from operations in Q1, 2006. Entrust also repurchased approximately 405 thousand shares in the quarter as part of its share repurchase program. The company ended Q1, 2006 with approximately $85 million in cash and marketable securities and no debt.

Entrust recorded a Q1, 2006 non-GAAP net loss of $2.7 million, or $0.04 per share, compared to Q1, 2005 non-GAAP net income of $1.1 million, or $0.02 per share, and Q4, 2005 non-GAAP net income of $3.5 million, or $0.06 per share. The Q1, 2006 non-GAAP net loss figure excludes amortization of purchased intangibles, stock-option based compensation, the write down of equity investments, and restructuring charges. See the financial table below reconciling non-GAAP adjustments to GAAP.

“We are disappointed in our quarterly financial results. Big deals were difficult to close for Entrust as also appeared to be the case across the security software market. However, our momentum in our emerging growth products continued. IdentityGuard, Entrust’s risk-based strong authentication platform, reached $1.0 million in product sales for Q1, its highest quarterly revenue to date,” said Entrust Chairman, President and CEO Bill Conner. “Entrust will continue to invest in sales, marketing, and research and development in our key growth segments which should allow us to grow product revenue roughly 10% year over year.”

Business and Financial Metrics:

First Quarter, 2006

•	Revenue of $21.1 million consisted of 31% product revenue ($6.6 million) and 69% services and maintenance revenue ($14.5 million). The top five product transactions accounted for 14% of Q1, 2006 revenues. There was one product transaction over $1 million in the quarter.

•	Product revenue for the quarter was 60% Extended Government and 40% Extended Enterprise. The financial services vertical accounted for 18% of product revenue driven by increased demand for authentication.

•	Emerging products (IdentityGuard and Boundary Messaging) accounted for $1.0 million, or 15% of product revenue, up 363% from $0.2 million in Q1, 2005. IdentityGuard transactions increased to 15 this quarter, up from 12 in Q4, 2005. IdentityGuard pilots and trials reached 134, up from 88 in Q4, 2005 and up from 3 in Q1, 2005.

•	PKI products accounted for $5.2 million, or 78% of product revenue, down 25% from $6.9 million in Q1, 2005. Entrust certificate services accounted for $1.3 million of product revenue, up 23% from $1.1 million in Q1, 2005.

•	Single sign-on products accounted for $0.5 million, or 7% of product revenue, down 52% from $1.0 million in Q1, 2005.

•	Entrust services revenue was $14.5 million, a decrease of 14% ($2.3 million) from Q1, 2005 and a decrease of 7% ($1.2 million) from Q4, 2005. Deferred revenue of $23.4 million increased $2.5 million over Q4, 2005.

•	The average purchase size in the first quarter was $85,000, a decrease from $106,000 in Q1, 2005 and a decrease from $91,000 in Q4, 2005. Total transactions in Q1, 2006 reached 59, which is down from 64 in Q1, 2005 and is down from 84 in Q4, 2005. Ten (17%) of the transactions were from new customers.

Financial Outlook:

Entrust is targeting total 2006 revenue of between $92.0 and $102.0 million. Entrust is targeting a net loss in accordance with GAAP of between $0.16 to $0.08 per share for 2006 and a non-GAAP net income per share in a range of $0.00 to $0.08 for 2006.

Technology and Industry Highlights:

•	Entrust announced that the Bank of New Zealand has purchased Entrust IdentityGuard to provide a second factor of authentication to its personal online banking customers.

•	Entrust launched Entrust Managed Public Key Infrastructure (PKI) Service designed to help businesses and government agencies grow their core business security without having to develop PKI expertise internally.

•	In a March 2006 Gartner report titled “The Return of PKI in Distinct Flavors”, Gartner notes that “Demand for public-key operations (PKOs) integrated into infrastructure products and services will double by year-end 2008.”

•	Entrust’s risk-based authentication solution, Entrust IdentityGuard, was named as a finalist in the Best Security Product category in the Software & Information Industry Association’s (SIIA) 21st Annual CODiE Awards.

•	MasterLink and Entrust have partnered to provide a strong authentication solution to a financial services institution in the United States. Entrust IdentityGuard was selected over more costly and complicated alternatives such as time synchronous tokens and is currently being rolled out to users.

•	Entrust introduced Entrust Entelligence™ Content Control Server 8.0. This next evolution of Entrust’s content control platform expands beyond email to help empower organizations to monitor, protect and report on content as it flows across a broad range of communication protocols, including instant messaging (IM), file transfer protocol (FTP), file uploads and web mail applications such as MSN Hotmail, GMail, Yahoo! and others.

•	Entrust announced that the company’s security technology will be imbedded in the Spanish national electronic identity cards for over 40 million Spanish citizens. The project, awarded in Q2 of 2005, is one of the most ambitious government-wide efforts in the world and has the potential of catapulting Spain to the forefront of e-governments.

•	The Victorian Business Master Key (VBMK) in Australia, a Victorian state government project managed by the Department of Innovation, Industry and Regional Development, will deploy the Entrust GetAccess™ solution to provide federated single sign-on (SSO) for businesses and citizens.

Entrust will host a live teleconference and Webcast on Tuesday, April 25, 2006 at 5:00 p.m. EDT. Chairman, President and CEO Bill Conner and CFO David Wagner will discuss Entrust’s Q1 results. The conference call audio will be available live via dial-in at 1-866-250-4892 and via http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1294381. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 8:00 p.m. ET, Tuesday, April 25, 2006 through Tuesday, May 2, 2006 at 11:59 p.m. ET. The North American replay number is 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21185468#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The Company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of good sold, the amortization of intangible assets in operating expenses, stock option expenses, and restructuring charges from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the Company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the Company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the Company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected revenue, net loss and net loss per share for the first quarter of 2006 and Entrust’s full year financial guidance. Such statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, unconverted customer opportunities, issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,450 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and email security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations
972-713-5824	972-713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

###

ENTRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

(in thousands, except per share data)

	Three Months Ended, March 31
	2006	2005
	(unaudited)	(unaudited)
Revenues:
Product	6,578	$8,067
Services and maintenance	14,521	16,839

Total revenues	21,099	24,906

Cost of revenues:
Product	1,944	971
Services and maintenance	7,041	8,711
Amortization of purchased product rights	207	195

Total cost of revenues	9,192	9,877

Total gross profit	11,907	15,029

Operating expenses:
Sales and marketing	7,513	7,194
Research and development	4,240	4,162
General and administrative	3,675	2,922
Restructuring charges and adjustments	2,895	—

Total operating expenses	18,323	14,278

Income (loss) from operations	(6,416)	751

Other income (expense):
Interest income	742	528
Gain on sale of asset	—	200
Foreign exchange gain (loss)	(208)	89
Loss from equity investments	(171)	(230)
Writedown of long-term strategic and equity investments	(3,016)	—

Total other income (expense)	(2,653)	587

Income (loss) before income taxes	(9,069)	1,338

Provision for income taxes	99	374

Net income (loss)	$(9,168)	$964

Weighted average common shares used
Basic	59,895	62,291
Diluted	59,895	63,318

Net income (loss) per share
Basic	$(0.15)	$0.02
Diluted	$(0.15)	$0.02

ENTRUST, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2006	December 31, 2005
	(unaudited)	(unaudited)
ASSETS
Cash and marketable investments	$84,648	$82,453
Accounts receivable, net of allowance for doubtful accounts	17,054	20,341
Other current assets	3,581	4,782
Property and equipment, net	2,720	2,677
Purchased product rights and purchased non-contractual customer relationships, net	1,863	2,086
Goodwill, net	12,713	12,713
Long-term strategic and equity investments	443	3,630
Other long-term assets, net	1,612	1,767

Total assets	$124,634	$130,449

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accruals	$12,703	$13,634
Accrued restructuring charges	27,913	25,949
Deferred revenue	23,353	20,895
Long-term liabilities	840	859

Total liabilities	64,809	61,337

Shareholders’ equity	59,825	69,112

Total liabilities and shareholders’ equity	$124,634	$130,449

ENTRUST, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended, March 31, 2006				Three Months Ended, March 31, 2005
	(unaudited)				(unaudited)
	Total Entrust (GAAP)	Non-GAAP Adjustments		Total Entrust (Non-GAAP)	Total Entrust (GAAP)	Non-GAAP Adjustments		Total Entrust (Non-GAAP)
Revenues:
Product	$6,578	$—		$6,578	$8,067	$—		$8,067
Services and maintenance	14,521	—		14,521	16,839	—		16,839

Total revenues	21,099	—		21,099	24,906	—		24,906

Cost of revenues:
Product	1,944	(3	) 1	1,941	971	—		971
Services and maintenance	7,041	(54	) 1	6,987	8,711	—		8,711
Amortization of purchased product rights	207	(207	) 2	—	195	(195	) 2	—

Total cost of revenues	9,192	(264)		8,928	9,877	(195)		9,682

Total gross profit	11,907	264		12,171	15,029	195		15,224

Operating expenses:
Sales and marketing	7,513	(187	) 1, 2	7,326	7,194	(18	) 2	7,176
Research and development	4,240	(60	) 1	4,180	4,162	—		4,162
General and administrative	3,675	(330	) 1	3,345	2,922	—		2,922
Restructuring charges and adjustments	2,895	(2,895	) 3	—	—	—		—

Total operating expenses	18,323	(3,472)		14,851	14,278	(18)		14,260

Income (loss) from operations	(6,416)	3,736		(2,680)	751	213		964

Other income (expense):
Interest income	742	—		742	528	—		528
Gain on sale of asset	—	—		—	200	—		200
Foreign exchange gain (loss)	(208)	—		(208)	89	—		89
Loss from equity investments	(171)	—		(171)	(230)	—		(230)
Write-down of long-term strategic and equity investments	(3,016)	3,016	4	—	—	—		—

Total other income (expense)	(2,653)	3,016		363	587	—		587

Income (loss) before income taxes	(9,069)	6,752		(2,317)	1,338	213		1,551

Provision for income taxes	99	252	5	351	374	64	5	438

Net income (loss)	$(9,168)	$6,500		$(2,668)	$964	$149		$1,113

Weighted average common shares used
Basic	59,895	59,895		59,895	62,291	62,291		62,291
Diluted	59,895	59,895		59,895	63,318	63,318		63,318

Net income (loss) per share
Basic	$(0.15)	$0.11		$(0.04)	$0.02	$0.00		$0.02
Diluted	$(0.15)	$0.11		$(0.04)	$0.02	$0.00		$0.02

1 Non-GAAP adjustment to exclude the stock-based compensation costs recognized related to stock options and stock appreciation rights granted by the Company, as follows (in thousands):

Three Months Ended March 31, 2006
Cost of product revenues	3
Cost of services and maintenance revenues	54
Sales and marketing expenses	170
Research and development expenses	60
General and administrative expenses	330

617

2 Non-GAAP adjustment to exclude the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended March 31,
	2006	2005
Cost of product revenues	207	195
Sales and marketing expenses	17	18

	224	213

3 Non-GAAP adjustment to exclude restructuring charges and adjustments related to the Company’s unused Santa Clara, California facility.

4 Non-GAAP adjustment to exclude the write-down of the Company’s investments in Asia Digital Media Limited and Ohana Wireless, Inc.

5 Tax effect of Non-GAAP adjustments related to the stock-based compensation costs and amortization of purchased intangibles.

Forward Looking Guidance

for Fiscal Year Ended December 31, 2006

	Earnings Per Share Range
U.S. GAAP measure	$(0.16)	$(0.08)

Adjustments to exclude the effects of amortization of intangible assets	$0.01	$0.01

Restructuring Charges and Adjustments	$0.05	$0.05

Write down of long-term strategic and equity investments	$0.05	$0.05

Adjustments to exclude the effects of expenses related to stock-based compensation	$0.05	$0.05

Non GAAP figures	$0.00	$0.08